INITIAL AGREEMENT

                             BELMONT RESOURCES INC.
                             1180 - 666 Burrard St.
                                Vancouver, B.C.
                                    V6C 2X8

TO:  EUROGAS INCORPORATED
     942 E. 7145 S., #101A
     Midvale, Utah
     84047

     DANUBE INTERNATIONAL PETROLEUM COMPANY
     Obchodna 21, 811 06
     Bratislava, Slovak Republic

April 21, 1997

RE:  FARMOUT AGREEMENT

The following is an Initial Agreement between Belmont Resources Inc. ("Belmont"), Eurogas Incorporated ("Eurogas") and its wholly owned subsidiary, Danube International Petroleum Company ("Danube"), with respect to the acquisition of a 40% interest by Belmont in a certain oil and gas property known as the Area of Mutual Interest 3 ("AMI3") located in Slovakia described in the Agreement executed November 20, 1996 amending the Association Agreement between Nafta a.s. Gbely and Danube and dated July 15, 1995 (collectively, the "Nafta Agreements"). By execution of this Initial Agreement, Belmont, Eurogas and Danube agree to enter into a formal definitive purchase agreement on or before May 20, 1997, and other documents that more fully delineate and formalize the terms outlined in this Initial Agreement (collectively, the "Farmout Agreement"). In addition, these agreements and documents shall be subject to the approval of such regulatory authorities as have jurisdiction over the affairs of Belmont (hereafter referred to as "Regulatory Authorities") and shall be based on the following terms and conditions:

1. Eurogas and Danube grant Belmont an option to acquire a 40% working interest in the AMI3 property (the "Option") free and clear of all liens, charges, encumbrances, claims rights or interest of any person and such option shall be deemed to have been exercised upon completion of the following:

     (a) the payment by Belmont to Eurogas in the amount of CDN $100,000 which shall be a non-refundable deposit;

     (b) the completion of a due diligence assessment of AMI3 comprising the work of Testing Phase #1 as required under the Nafta Agreements, which shall be completed within 90 days of the date of execution of this Initial Agreement and shall cost no more than USD $20,000 (the "Due Diligence Assessment"), the cost of which shall be non-refundable.

     (c) the payment by Belmont to Eurogas of 5,000,000 shares of Belmont (the Shares");

     (d) written notification by Belmont to Eurogas of its intention to exercise the Option; and

     (e) the delivery by Belmont of an agreement to carry Danube's 10% interest in the AMI3 property.

2. During the Due Diligence Assessment, Eurogas shall allow full access to the AMI3 property and all records located in the United States and Slovakia related tot the AMI3 property. It is understood that it shall be a condition precedent of this Initial Agreement for the sole benefit of Belmont that the results of the Due Diligence Assessment shall be satisfactory in all material respects to Belmont, its advisors and the Vancouver Stock Exchange;

3.   The payment of the Shares shall be subject to:

     (a) the receipt by Belmont of a Form 55 (as prescribed by the British Columbia Securities Commission) and a valuation report (collectively, the "Valuation Report") acceptable to Belmont AND the Vancouver Stock Exchange showing a valuation of a 40% interest in the AMI3 property equal to at least the following amount:

          USD $2,000,000  +  5,000,000xBMP

          where BMP = market price of Belmont shares at the time of announcement of this Initial Agreement

     (b) the satisfaction of any requirements imposed by the Vancouver Stock Exchange of the acquisition by Belmont of the 40% interest in the AMI3 property pursuant to the Nafta Agreements (the "Interests").

     (c) the receipt by Belmont of written confirmation of the registration of Belmont's interest with the applicable Slovakian government authorities (the "Registration") and closing legal opinions from the Slovakian and United States legal counsel of Eurogas and Danube relating thereto.

4.   The Shares shall be subject to:

     (a) a 1 year Canadian hold period commencing from the date of the Registration (the "Hold Period");

     (b) a voluntary pooling arrangement wherein 25% of the shares are to be released upon the expiry of the Hold Period and 25% to be released every 90 days thereafter. Until such shares are released from the pool, they shall be kept in trust (the "Pooling Arrangement"); and

     (c) notwithstanding any provision in this Initial Agreement, an escrow arrangement providing for, inter alia, the escrowing of the Shares until the completion of a USD $1,000,000 financing by Belmont. The escrow period shall run concurrently with the Hold Period.

5. Subject to the exercise of the Option, the Registration, the Payment of the Shares, the execution of the Pooling Agreement and the completion of a financing of not less than USD $1,000,000 within 150 days at which time, the obligation by Belmont to carry out the USD $1,000,000 work program shall commence and any penalty relating to any and all non-payments shall become effective. Belmont agrees to grant to EuroGas the first right of refusal on the USD $1,000,000 financing and any further financing that may be required. For greater certainty, it is agreed that Belmont shall not be responsible for any work commitments and penalties until the occurrence of the Events and in the event that the penalty arises, such penalty shall be paid out of Belmont's entitlement to the proceeds of production from the AMI3 property. Further, this Initial Agreement provides for an option only, and except as specifically provided otherwise, nothing herein contained shall be construed as obligating Belmont to do any acts or make any payments hereunder and any act or acts or payment or payments as shall be made hereunder shall not be construed as obligating Belmont to do any further act or make any further payment.

6.   Eurogas covenants to provide to Belmont:

     (i) Copies of all records and information as they relate to the AMI3 property and all previous activities carried out on such property as is reasonably requested by Belmont;

     (ii) An on-site due diligence review of the AMI3 property by Belmont.

7. The parties shall execute such of the documents and do such other things that may be reasonably necessary to give full effect to the transactions contemplated hereby.

8. This Initial Agreement is subject to Vancouver Stock Exchange and shall be subject to and governed in accordance with the laws of the Province of British Columbia and the parties hereto do attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia. This Initial Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangement and understanding, whether oral or written, express or implied. No modification or amendment to this Initial Agreement may be made unless agreed to by the parties thereto in writing. Time shall be of the essence

9. This Initial Agreement may be executed i n counterpart and the counterparts altogether shall constitute a fully executed Initial Agreement, and any facsimile signature shall be taken as an original.

10. Upon acceptance of this Initial Agreement, the parties will instruct their attorneys and solicitors to prepare forthwith a definitive agreement to be executed and substituted for this Initial Agreement. Such definitive agreement shall contain inter alia the terms and conditions set out herein and such other terms, conditions, representations and warranties which may be required by the Belmont's solicitors and which may be agreed upon by the counsel for Eurogas and Danube, acting reasonably. This Initial Agreement shall remain in full force and effect until the earlier the execution and delivery of a definitive agreement or May 20, 1997. For greater certainty, if this Initial Agreement shall terminate before a definitive agreement is reached, Belmont shall have no obligation whatsoever relating to this Initial Agreement.

Yours truly,

BELMONT RESOURCES INC.


/s/  V. Agyaeos
Per:  Authorized Signatory
Name:  V. Agyaeos

Accepted and agreed to this April 21, 1997


EUROGAS INCORPORATED


/s/  Hank Blankenstein
Per:  Authorized Signatory
Name:  Hank Blankenstein

Accepted and agreed to this April 21, 1997


DANUBE INTERNATIONAL PETROLEUM COMPANY


/s/  Hank Blankenstein
Per:  Authorized Signatory
Name:  Hank Blankenstein

Accepted and agreed to this April 21, 1997